SNODGRASS

Certified Public Accountants and Consultants

EXHIBIT 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors

First West Virginia Bancorp, Inc.

We have reviewed the accompanying consolidated balance sheet of First West Virginia Bancorp, Inc. and its consolidated subsidiary as of June 30, 2004, and the related consolidated statements of income for the three-month and six-month periods ended June 30, 2004 and 2003, and the consolidated statement of changes in stockholders’ equity for the six-month period ended June 30, 2004 and the consolidated statement of cash flows for the six-month periods ended June 30, 2004 and 2003. These financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated February 6, 2004, we expressed an unqualified opinion on those consolidated financial statements.

/s/ S.R. Snodgrass A.C.
Wheeling, West Virginia
August 4, 2004

S.R. Snodgrass, A.C.

980 National Road Wheeling, WV 26003-6400 Phone: 304-233-5030 Facsimile: 304-233-3062